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                                  Exhibit 99.1

                            Contact: Robert Bowen, Chief Financial Officer
                                     Anne Rivers, Investor Relations
                                     Jeff Keene, Healthcare Media
                                     Cytyc Corporation: 978-266-3010
                                     www.cytyc.com

                                     Robert P. Jones/Theresa Vogt
                                     Media: Greg Tiberend/Dan Budwick
                                     Morgen-Walke Associates: 212-850-5600

                                     Lloyd Benson/Shanti Skiffington
                                     Schwartz Communications:  781-684-0770


FOR IMMEDIATE RELEASE
---------------------

              CYTYC CORPORATION ANNOUNCES STOCK REPURCHASE PROGRAM

     BOXBOROUGH, Mass., Jan. 31, 2002, Cytyc Corporation (Nasdaq:CYTC) announced today that its Board of Directors has authorized $50 million for the repurchase of shares of the Company's common stock through open market purchases or private transactions that will be made from time to time as market conditions allow.

     A time limit of five years was set for the completion of the program. Shares repurchased under the program will be held in the Company's treasury and will be available for a variety of corporate purposes. The repurchase program may be suspended at any time and from time to time without prior notice.

     "Cytyc is committed to managing its capital for the benefit of its shareholders and this buyback reflects our confidence in the Company's future," said Patrick J. Sullivan, vice-chairman, chairman-elect, and chief executive officer of Cytyc Corporation. "The amount of cash available on December 31, 2001, was $153 million, which we expect to be sufficient to fund the repurchase program and continue to support our business objectives with respect to market penetration of the ThinPrep(R) Pap Test(TM) and the launch of our proprietary ductal lavage procedure for breast cancer risk assessment, as well as additional growth initiatives," continued Mr. Sullivan.

     Cytyc Corporation develops, manufactures, and markets products for medical diagnostic applications primarily focused on women's health. The ThinPrep(R) System consists of the ThinPrep(R) 2000 Processor, ThinPrep(R) 3000 Processor, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC and is a part of the S&P Midcap 400 Index and The Nasdaq-100 Index.

     Cytyc(R) and ThinPrep(R) are registered trademarks and ThinPrep(R) Pap Test(TM) is a trademark of Cytyc Corporation.

     Forward-looking statements in this press release are made pursuant to the provisions of


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Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding management's plans and objectives for future operations, product plans and performance, management's assessment of market factors, as well as statements regarding Company strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, management of growth, uncertainty of product development efforts, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, risks associated with competition and competitive pricing pressures, and other risks detailed in the Company's filings with the Securities and Exchange Commission, including under the heading "Certain Factors Which May Affect Future Results" in its 2000 Form 10-K filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.